Consent of Independent Auditors
We consent to the incorporation by reference in Registration Statement Nos. 333-217595, 333-197882, 333-185501, 333-182379, 333-171318, 333-151992, 333-135973 and 333-114007 on Form S-8 of NRG Energy, Inc. of our report dated October 26, 2020, relating to the financial statements of Direct Energy Marketing Limited and Centrica US Holdings Inc. (referred to as "Direct Energy") appearing in this Current Report on Form 8-K dated November 13, 2020.

/s/ Deloitte & Touche LLP
Houston, TX
November 13, 2020